UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 13, 2020

BLUE STAR FOODS CORP.

(Exact name of registrant as specified in charter)

Delaware	000-55903	82-4270040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 NW 109th Avenue Miami, Florida	33172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(860) 633-5565

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events

Blue Star Foods Corp., a Delaware corporation (the “Company”), makes the following disclosure pursuant to an order issued by the Securities and Exchange Commission (the “SEC”) on March 25, 2020 (the “SEC Order”), providing conditional relief to public companies that are unable to timely comply with their filing obligations due to circumstances related to the novel coronavirus (“COVID-19”).

The current outbreak of COVID-19 has posed a significant impact on the Company’s ability to file on a timely basis its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 (the “Quarterly Report”), which is due to be filed on May 15, 2020 (the “Original Due Date”). Therefore, the Company has elected to rely on the conditional filing relief provided under the SEC Order.

We have experienced significant disruptions to our business and operations due to circumstances related to COVID-19. The preparation of the Company’s Quarterly Report, including financial statements has been delayed by government-imposed quarantines, office closings and travel restrictions The Company’s executive offices are located in Miami, Florida, where the mayor had declared a State of Emergency for the entire county. In particular, COVID-19 restrictions have limited access to our corporate offices and required our office staff (with the exception of warehouse department personnel) to work remotely. The restrictions have resulted in limited access to the Company’s financial records and data and disrupted interactions among the personnel involved in the completion of the Form 10-Q, hindering the Company’s ability to compile the, records, receipts and information required to prepare and timely file the Form 10-Q. As such, the Company requires additional time to prepare and finalize its Form 10-Q due to circumstances related to COVID-19 and has decided to rely on the SEC Order. The Company plans to file the Quarterly Report no later than June 29, 2020, or within 45 days after the Original Due Date.

The current outbreak of COVID-19 could have a material and adverse effect on our business operations. These could include disruptions or restrictions on our ability to travel or to distribute our seafood products, as well as temporary closures of our facilities. Any such disruption or delay would likely impact our sales and operating results. In addition, COVID-19 has resulted in a widespread health crisis that could adversely affect the economies and financial markets of many other countries, resulting in an economic downturn that could affect demand for our products and significantly impact our operating results.

As the result of current restrictions put in place to address COVID-19, we have limited access to our corporate offices, cannot efficiently and fully access our data and records, and our corporate staff is required to work remotely, disrupting interactions among our staff, with our customers and suppliers, and with our accountants, consultants and advisors. The extent to which our results continue to be affected by COVID-19 will largely depend on future developments which cannot be accurately predicted, including the duration and scope of the pandemic, governmental and business responses to the pandemic and the impact on the global economy, our customers’ demand for our products, and our ability to provide our products, particularly as result of our employees working remotely and/or the closure of certain offices and facilities. While these factors are uncertain, the COVID-19 pandemic or the perception of its effects could continue to have a material adverse effect on our business, financial condition, results of operations, or cash flows.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 13, 2020

BLUE STAR FOODS CORP.

By:	/s/ John Keeler
John Keeler Executive Chairman and Chief Executive Officer